AMENDMENT No. 5
TO
COMMITTED FACILITY AGREEMENT

AMENDMENT AGREEMENT (the “Amendment”), dated as of August 26, 2013 to the Committed Facility Agreement, dated as of November 20, 2008, as amended from time to time (the “Agreement”) between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc.”) and Guggenheim Strategic Opportunities Fund (the “Customer”).

WHEREAS, the parties hereto desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the agreements provided herein, the parties hereto agree to amend the Agreement as follows:

1.	Amendment to “Maximum Commitment Financing” Definition.

Section 1(h) of the Agreement is hereby amended by replacing the number “65,000,000” currently appearing therein with the number “80,000,000”.

2.	Representations.

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment, except to the extent that such representations specifically refer to an earlier date, in which case they were true and correct as of such earlier date.

3.	Miscellaneous.

a.	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

b.
Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto.

c.	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

d.	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

e.	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE, INC.	GUGGENHEIM STRATEGIC OPPORTUNITIES FUND

By: _/s/ M. Andrews Yeo ________	By: /s/ John L. Sullivan
Name: M. Andrews Yeo	Name: John L. Sullivan
Title: Chief Executive Officer	Title: Chief Financial Officer, Chief Accounting Officer and Treasurer

By: _ /s/__Edward Speal ___________
Name: Edward Speal
Title: Managing Director